UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2024
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously announced, GSE Systems, Inc. (the “Company” or “GSE”) entered into an Agreement and Plan of Merger, dated August 8, 2024, with Nuclear Engineering Holdings LLC, a Delaware limited liability company (“Parent”), and Gamma Nuclear Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub”), as amended by that certain First Amendment to Agreement and Plan of Merger, dated October 20, 2024 (the “Merger Agreement”). On October 31, 2024 (the “Closing Date”), pursuant to the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as a wholly owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction of this Current Report on Form 8-K (the “Introduction”) is incorporated by reference into this Item 2.01.

Merger Agreement

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and by virtue of the Merger, each share of the Company’s common stock, par value $0.01 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that were (1) owned or held in treasury by the Company, (2) owned by Parent or Merger Sub (or their respective affiliates), or (3) owned by stockholders who properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL, as amended) was automatically converted into the right to receive $4.60 in cash, without interest (the “Merger Consideration”).

Treatment of Company Equity Awards

Company Restricted Stock Units (“RSUs”) and Performance-Based Stock Units (“PRSUs”)

At the Effective Time:

•
each then-outstanding RSU, whether vested or unvested, automatically vested and was canceled and converted into the right of the holder to receive a cash payment (without interest and subject to applicable tax withholdings) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares Company Common Stock subject to such RSU as of immediately prior to the Effective Time;

•
each then-outstanding PRSU for which the applicable performance period HAD ended at or prior to the Effective Time (each, a “Vested PSU”) as cancelled and converted into the right of the holder to receive a cash payment (without interest and subject to applicable tax withholdings), if any, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such Vested PSU earned based on actual performance during the applicable performance period; and

•
each then-outstanding PRSU for which the applicable performance period HAD NOT ended prior to the Effective Time, was cancelled and converted into the right of the holder to receive a cash payment (without interest and subject to applicable tax withholdings), if any, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such PSU earned based on actual performance achieved as of immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated therein, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and Exhibit 2.2.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introduction and under Item 2.01 is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq delist the Company Common Stock on the Closing Date. As a result, trading of the Company’s Common Stock on Nasdaq was suspended effective following the closing of the after-market trading session on the Closing Date. The Company also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company’s Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01.	Change in Control of Registrant

The information set forth in the Introduction and under Item 2.01, Item 3.01, Item 3.03 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $15.9 million. The funds used by Parent to consummate the Merger and complete the related transactions came from a combination of equity financing and Parent’s cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger and in accordance with the Merger Agreement (and not as a result of any disagreement with the Company) Ravi Khanna, Kathryn O’Connor Gardner, William S. Corey, Jr. and Thomas J. Dougherty each resigned from the board of directors of the Company (and from all committees thereof). At the Effective Time, upon the completion of the Merger, Sam Veselka and Ryan Lloyd were appointed as directors of the Company.

In connection with the consummation of the Merger and in accordance with the Merger Agreement (and not as a result of any disagreement with the Company) Ravi Khanna, Emmett Pepe, Damian DeLongchamp and Dr. Bahram Meyssami each resigned as officers of the Company. At the Effective Time, upon the completion of the Merger, the following individuals were appointed and reappointed, as applicable, as officers of the Company:

Name	Office
Ravi Khanna	Chief Executive Officer, President
Emmett Pepe	Chief Financial Officer and Treasurer
Dr. Bahram Meyssami	Chief Technology Officer
Damian DeLongchamp	Chief Operating Officer
Sam Veselka	Managing Director and Secretary
Ryan Lloyd	Vice President

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement and the DGCL. The amended and restated certificate of incorporation and bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On November 1, 2024, the Company issued a press release announcing the closing of the Merger, which press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

2.1
Agreement and Plan of Merger, dated August 8, 2024, by and among GSE Systems, Inc., Nuclear Engineering Holdings LLC, and Gamma Nuclear Merger Sub LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 8, 2024).

2.2
First Amendment to Agreement and Plan of Merger, dated October 20, 2024, by and among GSE Systems, Inc., Nuclear Engineering Holdings LLC, and Gamma Nuclear Merger Sub LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 21, 2024).

3.1	Fifth Amended and Restated Certificate of Incorporation of GSE Systems, Inc.
3.2	Second Amended and Restated Bylaws of GSE Systems, Inc.
99.1	Press Release, dated November 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer

November 1, 2024